 Exhibit 99.2

AzurRx BioPharma to Present at the 2017 LD Micro 10th Annual Main Event Conference (December 5th)

BROOKLYN, N.Y., December 1, 2017 (GLOBE NEWSWIRE) -- AzurRx BioPharma, Inc.(NASDAQ:AZRX) (“AzurRx” or the “Company”), a company specializing in the development of non-systemic, recombinant therapies for gastrointestinal diseases, announced today the Company will be making a company presentation at the LD MicroCap 10th Annual Main Event in Los Angeles at the Luxe Sunset Boulevard Hotel, on Tuesday, December 5th at 1:30 p.m. PST.

Thijs Spoor, President and CEO, of AzurRx will provide an overview of the Company's business during the live presentation and will be available to participate in one-on-one meetings with investors who are registered to attend the conference.

About AzurRx BioPharma, Inc.:

AzurRx BioPharma, Inc. (NASDAQ:AZRX) is engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. MS1819 recombinant lipase for exocrine pancreatic insufficiency is the Company's lead development program, and additional early stage research is being conducted for the prevention of hospital-acquired infections. The Company is headquartered in Brooklyn, NY, with scientific operations based in Langlade, France. Additional information on the company can be found at www.azurrx.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigations Reform Act of 1995. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to the development and testing of our drug candidates, the regulatory approval process, our ability to secure additional financing, the protection of our patent and intellectual property, the success of strategic agreements and relationships, and the potential commercialization of any product we may successfully develop.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACT:
AzurRx BioPharma, Inc.
760 Parkside Avenue, Suite 304
Brooklyn, NY 11226
Phone: 646.699.7855
www.azurrx.com
info@azurrx.com